Exhibit 99.1

Press Release	Source: Interwoven, Inc.

Interwoven Announces Second Quarter 2003 Results

Tuesday July 22, 8:05 am ET

Customer Count Surpasses 1200 with 11% Sequential License Growth Over Q1 2003

SUNNYVALE, Calif., July 22 /PRNewswire-FirstCall/—Interwoven, Inc. (Nasdaq: IWOV—News), a world-leading provider of content management for the enterprise, today reported its second quarter results. Revenues for the quarter ended June 30, 2003 were $26.2 million, a decrease of 21% from revenues of $33.0 million for the quarter ended June 30, 2002 and an increase of 2% from revenues of $25.6 million for the quarter ended March 31, 2003. License revenues represented 39% of total revenues, and service revenues represented 61% of total revenues. During the quarter, Interwoven signed 34 new license customers, including customers added as a result of the MediaBin acquisition, bringing the Company’s total customer count to 1,251.

•	(Logo: http://www.newscom.com/cgi-bin/prnh/20030430/IWOVLOGO)

For the quarter ended June 30, 2003, net loss on a GAAP basis was $7.2 million, or $0.07 net loss per share on a basic and diluted basis, compared with a net loss of $13.8 million, or $0.13 net loss per share on a basic and diluted basis, for the quarter ended June 30, 2002. Pro forma net loss was $4.3 million, or $0.04 net loss per share on a basic and diluted basis, for the quarter ended June 30, 2003, compared with pro forma net loss of $5.2 million, or $0.05 net loss per share on a basic and diluted basis, for the quarter ended June 30, 2002.

Pro forma net loss for the quarter ended June 30, 2003 differs from GAAP net loss because it excludes the following expenses: amortization of intangible assets of $444,000, amortization of deferred stock-based compensation of $493,000, write-off of in-process research and development of $599,000, and restructuring charges of $1.3 million. For the quarter ended June 30, 2002, pro forma net loss differs from GAAP net loss because it excludes the following expenses: amortization of intangible assets of $1.3 million, amortization of deferred stock-based compensation of $58,000, and restructuring charges of $7.2 million.

For the six-month period ended June 30, 2003, revenues were $51.8 million, a 21% decrease from revenues of $65.7 million for the comparable period in 2002. For the six-month period ended June 30, 2003, net loss on a GAAP basis was $16.3 million, or $0.16 net loss per share on a basic and diluted basis, compared with a net loss of $29.5 million, or $0.29 net loss per share on a basic and diluted basis, for the six-month period ended June 30, 2002. Pro forma net loss was $11.4 million, or $0.11 net loss per share on a basic and diluted basis, for the six-month period ended June 30, 2003, compared with pro forma net loss of $15.2 million, or $0.15 net loss per share on a basic and diluted basis, for the six-month period ended June 30, 2002.

Pro forma net loss for the six-month period ended June 30, 2003 differs from GAAP net loss because it excludes the following expenses: amortization of intangible assets of $888,000, amortization of deferred stock-based compensation of $1.0 million, write-off of in-process research and development of $599,000 and restructuring charges of $2.4 million. For the six-month period ended June 30, 2002, pro forma net loss differs from GAAP net loss because it excludes the following expenses: amortization of intangible assets of $2.5 million, amortization of deferred stock-based compensation of $3.3 million, and restructuring charges of $8.5 million.

The Company believes that this pro forma information is useful to investors because it reflects the Company’s results excluding non-cash expenses and cash expenses that the Company believes are not indicative of its on-going operations. However, Interwoven urges readers to review and consider carefully the GAAP financial information contained in the Company’s SEC filings and in earnings releases.

“This quarter we made enormous strides in our ability to communicate the full value of the breadth of our product offerings—and I am extremely proud to say that on all fronts, the quarter’s results truly reflect this renewed clarity and focus,” said Martin Brauns, chairman and CEO of Interwoven. “In just 90 days we’ve made progress in a number of areas—from acquiring MediaBin to launching a new platform, Interwoven 6, not to mention a host of other significant product and partner announcements. I believe Interwoven’s long-term opportunity remains very strong, and with more than 1200 customers worldwide, Interwoven is well-positioned to continue its content management leadership.”

Q2 Highlights

Key new global customers include: Asia Pacific Broadband Wireless, Blue Cross Blue Shield of Mississippi South, Buckinghamshire County Council, City of Rochester, General Mills, Home Shopping Network, LG Caltex Oil, PalmSource, Sainsbury’s Bank, Singapore’s National Institute of Education, Tech Data Corporation, and the U.S. Department of Veteran’s Affairs.

Interwoven also received significant customer reorders that included: Alltel, British Telecom, Deere, Fleet National Bank, HBO, Motorola, Standard Chartered Bank, Sun, SunTrust Bank, Sutter Health, Toyota, and Yamaha.

Corporate Highlights

—	Interwoven launched the Interwoven 6 Platform with advances targeted at usability, business solutions, and regulatory compliance;

—	Interwoven acquired leading digital asset management company MediaBin;

—	Interwoven was awarded a Silver award for simplicity and ease of integration with IBM WebSphere by WebSphere magazine;

—	Interwoven strengthened its relationship with IBM through an integration with IBM Content Manager;

—	Interwoven announced it will OEM the IBM DB2 RM product as its records management product line;

—	Interwoven recently announced that its Linux support, together with Interwoven OpenDeploy Content Distribution software, is helping customers lower their total cost of ownership.

Promotions and Appointments

During the quarter, Max Carnecchia was promoted to Senior Vice President of Sales, Americas and EMEA, Ray Picard was promoted to Vice President of Sales, Americas, and James Murray was promoted to Vice President of Sales, EMEA.

Earnings Conference Call Information

The Company’s regular conference call to report final results for the quarter ended June 30, 2003 is scheduled for today, July 22 at 2:00 pm Pacific Time. The dial-in number is 913-981-4900; the pass code is #431620.

Replay information and live audio Webcast instructions will be available at Interwoven’s Website at http://www.interwoven.com/investors or by calling 719-457-0820; the pass code is #431620.

About Interwoven

Interwoven, Inc. is a world-leading provider of content management software for the enterprise. Allied with leading enterprise application providers, the Interwoven 6 platform provides content management for more than 1200 organizations worldwide, including Air France, Cisco Systems, General Electric, General Motors, and Yamaha. For more information visit www.interwoven.com.

NOTE: Interwoven, TeamSite, MetaTagger, OpenDeploy, MediaBin, the taglines, logos and service marks are trademarks of Interwoven, Inc., which may be registered in certain jurisdictions. All other trademarks are owned by their respective owners.

This press release contains “forward-looking” statements, including statements about historical results that may suggest trends for our business. These statements are based on estimates and information available to us at the time of the release and are not guarantees of future performance. Actual results could differ materially from our current expectations as a result of many factors, including: customer acceptance of new product releases may be slower than we anticipate; customer spending on web initiatives may decline during the current economic downturn, which may be longer than we anticipate; management changes may disrupt our business; and the market for our products is intensely competitive and rapidly evolving, so market success of new product offerings is unpredictable. These and other risks and uncertainties associated with our business are described in our most recent annual report on Form 10-K and subsequent Forms 10-Q and 8-K, which are on file with the SEC and available through www.sec.gov.

INTERWOVEN, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Revenues:
License	$10,192	$15,946	$19,343	$30,873
Services	16,003	17,070	32,438	34,815
Total revenues	26,195	33,016	51,781	65,688
Cost of revenues:
License	465	1,069	1,167	2,017
Services	7,645	9,202	15,540	19,175
Total cost of revenues	8,110	10,271	16,707	21,192
Gross profit	18,085	22,745	35,074	44,496
Operating expenses:
Research and development	6,002	7,029	11,886	14,000
Sales and marketing	13,056	17,938	27,570	38,685
General and administrative	4,211	4,509	8,336	9,592
Amortization of deferred stock-based compensation	493	58	1,007	3,265
Amortization of acquired intangible assets	444	1,310	888	2,546
In-process research & development	599	—	599	—
Restructuring charges	1,311	7,244	2,377	8,464
Total operating expenses	26,116	38,088	52,663	76,552
Loss from operations	(8,031)	(15,343)	(17,589)	(32,056)
Interest and other income (expense), net	1,035	1,886	1,934	3,389
Net loss before provision for income taxes	(6,996)	(13,457)	(15,655)	(28,667)
Provision for income taxes	198	334	639	788
Net loss	$(7,194)	$(13,791)	$(16,294)	$(29,455)
Basic and diluted net loss per share	$(0.07)	$(0.13)	$(0.16)	$(0.29)
Shares used in computing basic and diluted net loss per share	102,638	103,414	102,400	103,020

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Pro forma information (1)
Historical net loss	$(7,194)	$(13,791)	$(16,294)	$(29,455)
Add back certain non-cash and non- recurring charges:
Amortization of deferred stock-based compensation	493	58	1,007	3,265
Amortization of acquired intangible assets	444	1,310	888	2,546
In-process research & development	599	—	599	—
Restructuring charges	1,311	7,244	2,377	8,464
Total add back	2,847	8,612	4,871	14,275
Pro forma net income (loss) excluding certain non-cash and acquisition related charges	$(4,347)	$(5,179)	$(11,423)	$(15,180)
Pro forma basic and diluted net loss per share	$(0.04)	$(0.05)	$(0.11)	$(0.15)
Shares used in computing pro forma basic and diluted net loss per share	102,638	103,414	102,400	103,020

(1)	The accompanying pro forma financial information is presented for informational purposes only and should not be considered a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

INTERWOVEN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002

	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$59,263	$58,855
Short-term investments	102,288	122,814
Accounts receivable, net of allowances of $1,849 and $1,926 respectively	17,223	22,151
Prepaid expenses and other current assets	7,433	7,277
Total current assets	186,207	211,097
Property and equipment, net	8,741	11,694
Intangible assets, net	87,856	73,872
Restricted cash	378	378
Other assets	1,616	1,616
	$284,798	$298,657
Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,118	$3,438
Accrued liabilities	14,549	13,319
Restructuring and excess facilities costs	8,669	10,564
Deferred revenue	32,381	36,331
Total current liabilities	59,717	63,652
Other accrued liabilities, net of current portion	2,037	2,070
Restructuring and excess facilities costs, net of current portion	26,809	29,210
Total liabilities	88,563	94,932
Stockholders’ equity	196,235	203,725
	$284,798	$298,657

Source: Interwoven, Inc.